SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.



                             FORM 8-K

                         CURRENT REPORT

                  Securities Exchange Act of 1934




Date of Report (date of earliest event reported): May 21,
1997



Computervision Corporation
(Exact name of registrant as specified in charter)


     Delaware           1-7760/0-20290      04-2491912
----------------        --------------     --------------
(State or other          (Commission       IRS Employer
jurisdiction             File Numbers)     Identification
of incorporation)                          Number)


100 Crosby Drive, Bedford, MA  01730
(Address of principal executive offices)


(617) 275-1800
(Registrant's telephone number, including area code)



(Former name or former address, if changed since last report)

Item 5.  Other Events
---------------------

     On May 21, 1997, Computervision Corporation issued a press release announcing the nomination of two new members to its Board of Directors (see copy of press release attached).

Item 7.  Financial Statements and Exhibits
------------------------------------------

(a)  Financial Statements of business acquired:

         Not applicable

(b)  Pro Forma financial information

         Not applicable

(c)  Exhibits:

         (99) (a) Press Release dated May 21, 1997

                            SIGNATURES



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               Computervision Corporation
                               (Registrant)


                               By /S/ Anthony N. Fiore, Jr.
                                 Anthony N. Fiore, Jr.
                                 Vice President, Business
                                 Operations and General
Counsel

                               Date:  May 28, 1997

                        EXHIBIT INDEX
                        -------------

Exhibit No.                                     Page. No.
---------------------------------------------------------

(99) (a) Press Release dated May 21, 1997        6-7

For Further Information

Wayne B. George
Computervision Corporation
(617) 275-1800, ext. 2443
wgeorge@msgate.cv.com


FOR IMMEDIATE RELEASE


            Computervision Nominates Two New Members
                   to Its Board of Directors

       Action Reflects a Continuing Commitment to Produce
        Technologically Superior, Best-in-Class Products
                   Required by Its Customers


BEDFORD, Mass., May 21, 1997 -- Computervision Corporation
(NYSE:CVN) today announced that two new members have been nominated to its Board of Directors. The individuals, Sanjiv Ahuja and Henry Ancona, will be voted upon by the Company's shareholders at its Annual Shareholders' Meeting to be held on June 10, 1997. Stepping down as Directors at the meeting are John F. Cunningham and Lawrence L. Landry.

Kathleen A. Cote, Computervision's Chief Executive Officer, commented, "I am very pleased to have executives of the caliber of Sanjiv and Henry join our Board. Given the extensive technological backgrounds of these individuals, their addition to the Board reflects our continuing efforts to emphasize what best creates shareholder value...bringing to market superior product on a timely basis."

Mr. Ahuja is currently President and Chief Operating Officer of Bellcore, a leading provider of communications software and consulting services based upon world-class research. At Bellcore, he has grown revenues and operating income over the last three years by emphasizing a disciplined software development process while maintaining Bellcore's competitive edge with its existing family of products. Prior to Bellcore,
Mr. Ahuja spent 15 years at IBM Corporation, culminating in being its Director of Enterprise Management Platforms.

As Executive Vice President at Polaroid Corporation, Mr. Ancona has been responsible for digital imaging software and hardware technologies. Before joining Polaroid, he was employed by Digital Equipment Corporation for 22 years, where his last position was Vice President, Corporate Business Planning. Mr. Ancona's career has been focused on the merging of business and technology skills to achieve profitable growth.

Cote continued, "This action reinforces Computervision's commitment to delivering and supporting technologically superior software products to its customers. Sanjiv and Henry bring to the Board highly successful backgrounds in managing complex software development and marketing programs. Each had demonstrated throughout his career the ability to create shareholder value by managing the constant challenge of product development and evolution that all technology companies face. Their input and guidance will help us to continue the rapid growth of our market-leading Electronic Product Definition(TM)(EPD(TM) product line, as well as the continuing evolution of our CADDS(R) software products.

The Company also noted that two large shareholders owning an aggregate of approximately 21 percent of the Company's outstanding common stock have delivered to the Company irrevocable proxies in favor of the election of all nominees for directors at the Company's annual meeting of Stockholders to be held on June 10, 1997.

Computervision Corporation Background
-------------------------------------

Computervision Corporation (NYSE:CVN) is the leading international supplier of Electronic Product Definition
(EPD) solutions. EPD is Computervision's product and process response to the customer need to concurrently create, manage, share and reuse electronic product information in a collaborative environment throughout a product's life cycle and across a distributed value chain. For more than 26 years, the company's product development software solutions have helped manufacturers improve product quality and reduce time to market. Computervision is headquartered in Bedford, Massachusetts.

Computervision, the Computervision logo, and CADDS are registered trademarks of Computervision Corporation.
Electronic Product Definition and EPD are trademarks of Computervision Corporation. All other trademarks are trademarks of their respective owners.

A copy of this release plus financial, product and other company information is available by dialing 1-800-546-4616. Any questions concerning the service should be directed to Investor Relations at Computervision Corporation at 617/275-1800. For more on Computervision, please call (617) 275-1800 or visit the Computervision web site at http://www.cv.com.